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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549



FORM 8-K/A



Pursuant to Section 13 or 15(d) of the Securities and Exchange
Act of 1934


Date of Report (Date of earliest event reported): January 9, 1997



Exact name of registrant as specified in its charter: T. ROWE
PRICE REALTY INCOME FUND II, AMERICA'S SALES-COMMISSION-FREE REAL
ESTATE LIMITED PARTNERSHIP


State or other Jurisdiction of Incorporation or Organization:
Delaware

I.R.S. Employer Identification No.:52-1470895

Commission File Number: 0-15575

Address of principal executive offices:  100 East Pratt Street,
Baltimore, Maryland  21202

Registrant's telephone number, including area code: 1-800-638-5660


Former name of former address, if changes since last report:
Not Applicable














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Item 7.   Financial Statements and Exhibits

     a.   Financial Statements of Business Acquired:  Not
Applicable

     b.   Pro Forma Financial Information

     On January 23, 1997, T. Rowe Price Realty Income Fund II,
America's Sales-Commission-Free Real Estate Limited Partnership
("the Partnership") sold the AMCC property. The property was owned by T. Rowe Price - Pacific, a California limited partnership in which the Partnership had a 90% interest.

     Subsequent to the sale, the Partnership will no longer include the results of operations for and the assets and liabilities of the AMCC property in its financial statements.
For the Partnership's most recent year ended December 31, 1996, AMCC contributed $263,000 to the Partnership's income from operations including these amounts: rental income - $1,359,000, interest income - $5,000, property operating expenses - $34,000, real estate taxes - $60,000, depreciation and amortization - $127,000, decline of property value - $765,000, and management fee - $115,000. At December 31, 1996, AMCC accounted for $7,983,000 of the Partnership's partners' capital including these balance sheet amounts: real estate property investments held for sale - $7,772,000, cash and cash equivalents - $257,000, accounts receivable - $34,000, other assets - $11,000, security deposits and prepaid rents - $90,000, and accounts payable and other accrued expenses - $1,000.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has daily caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                         T. ROWE PRICE REALTY INCOME FUND II,
                        AMERICA'S SALES-COMMISSION-FREE REAL
                       ESTATE LIMITED PARTNERSHIP

                              By:  T. Rowe Price Realty Income
                                 Fund II Management, Inc., as
                              General Partner



                                   By:  /s/Lucy B. Robins
                                        Lucy B. Robins
                                        Vice President
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